                                                                    Exhibit 99.1

   PRIMUS GUARANTY REPORTS FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS

Hamilton, Bermuda - February 6, 2007 - Primus Guaranty, Ltd. ("Primus Guaranty")
(NYSE: PRS) announced today GAAP net income of $25.4 million, or $0.57 per diluted share for its fourth quarter 2006, compared with a GAAP net income of
$3.1 million, or $0.07 per diluted share for the fourth quarter of 2005. For the year ended December 31, 2006, GAAP net income was $94.9 million, or $2.13 per diluted share, compared with a GAAP net income of $4.1 million, or $0.09 per diluted share, for the year ended December 31, 2005.

ECONOMIC RESULTS
In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, the company believes it is appropriate to consider both its U.S. GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps. Therefore, the company evaluates what its Economic Results would have been if it excluded from revenue the amounts of any unrealized gains and losses on Primus Financial's* portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, it amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps purchased as investments. The company believes that by excluding quarterly fluctuations in the fair market value of the long-term portfolio of swaps sold, which variations have little or no effect on the company's operations, Economic Results provide a useful and more meaningful alternative view of long-term trends in profitability.

During the fourth quarter of 2006, Economic Results were $14.5 million, or $0.33 per diluted share, compared with $12.2 million, or $0.28 per diluted share, in the fourth quarter of 2005. For the year ended December 31, 2006, Economic
Results were $51.3 million, or $1.15 per diluted share, compared with Economic
Results of $36.4 million, or $0.82 per diluted share, for the year ended
December 31, 2005.

"During 2006 we made important strides in building our business, enhancing our profitability and creating shareholder value. I am extremely pleased with the accomplishments that were made," noted Primus Guaranty Chief Executive Officer,
Thomas Jasper. "During the fourth quarter, we saw the benefits of our enhanced operating flexibility and began to see the results of our diversification into different businesses and across various asset classes. We achieved quarterly
Economic Results of $14.5 million and Economic ROE of 15.3%, which was the highest in Primus' history."

"As we look ahead, we will continue to focus on growing our credit swap revenues while increasing assets under management to achieve diversification of income streams. We firmly

believe that this strategy makes us extremely well positioned to capture opportunities in the credit markets and achieve consistent growth and profitability."

FOURTH QUARTER ECONOMIC REVENUES
Economic revenues for the fourth quarter 2006 were $29.1 million, an increase of
34% from $21.7 million in the year-earlier quarter.

Contributing to the growth in Economic Revenues was a 19% increase in premium income from Primus Financial's* credit swaps sold, to $18.3 million in the fourth quarter of 2006, compared with $15.4 million in the same period of 2005.
The increase reflects the continued growth of Primus Financial's credit swap portfolio to $15.8 billion.

Realized losses on the Primus Financial portfolio of credit swaps sold were $951 thousand in the fourth quarter of 2006, compared with $318 thousand for the same period of the prior year. These losses are attributable to our decision to reduce credit exposure through the early termination of certain credit swaps sold. Since our inception, there have been no credit events in our portfolio of credit swaps sold.

PRS Trading Strategies earned trading revenues of $1.4 million for the fourth quarter 2006. PRS Trading Strategies commenced trading in 2006, therefore there is no prior year comparison. Asset management fees for the fourth quarter of
2006 were $554 thousand compared with $50 thousand for the same period of the prior year.

Consolidated interest income for the fourth quarter of 2006 was $7.8 million, an increase of approximately $2.7 million from the fourth quarter of 2005. The increase was primarily due to higher investment yields and an increase in average invested balances. The weighted average investment yield in the fourth quarter of 2006 increased to 4.70%, from 4.05% in the fourth quarter of 2005.
Weighted average balances were $667 million for the fourth quarter of 2006, compared with $500 million in the same quarter of 2005. On December 29, 2006, we received net proceeds of $121 million related to the issuance of long-term debt by Primus Guaranty, Ltd.

FOURTH QUARTER OPERATING AND FINANCING EXPENSES
Operating expenses, excluding financing costs, were $10.2 million for the fourth quarter of 2006, compared with $7.4 million in the fourth quarter of 2005. The increase in operating expenses from the year-earlier quarter is primarily attributable to increased headcount, occupancy and recruitment expenses due to the continued expansion of our business operations.

Financing costs, comprising distributions on preferred shares and interest expense, were $4.4 million in the fourth quarter of 2006, compared with $2.1 million in the year earlier quarter. The increase in financing costs was primarily attributable to higher interest rates and additional interest expense associated with the $125 million of notes issued by Primus Financial Products in
December 2005.

YEAR ENDED DECEMBER 31, 2006 ECONOMIC REVENUES

Economic revenues for the year ended December 31, 2006 were $104.3 million, an increase of 48% from $70.5 million for the year ended December 31, 2005.

Contributing to the growth in Economic Revenues was a 29% increase in premium income from Primus Financial's* credit swaps sold, to $69.4 million for the year ended December 31, 2006, compared with $54.0 million in 2005. The increase reflects the continued growth of Primus Financial's credit swap portfolio.

Realized losses on the Primus Financial portfolio of credit swaps sold were $3.5 million for the year ended December 31 2006, an average of 2 bps on the portfolio, compared with $4.8 million for the same period of the prior year.
These losses are attributable to our decision to reduce credit exposure through the early termination of certain credit swaps sold. Since our inception, there have been no credit events in our portfolio of credit swaps sold.

PRS Trading Strategies earned net trading revenues of $1.2 million for the year ended December 31, 2006. PRS Trading Strategies commenced trading in 2006, therefore there is no prior year comparison. Asset management fees for the year ended December 31, 2006 were $1.3 million, an increase of approximately $1.1 million from 2005.

Consolidated interest income for year ended December 31, 2006 was $28.4 million, an increase of approximately $12.3 million from 2005. The increase was driven by higher investment yields and an increase in average invested balances. The weighted average investment yield increased to 4.39%, up 111 basis points from an average of 3.28% for 2005. Weighted average balances were $647 million for the year ended December 31, 2006, compared with $489 million for the year ended
December 31, 2005.

YEAR ENDED DECEMBER 31, 2006 OPERATING AND FINANCING EXPENSES

Operating expenses, excluding financing costs, were $36.4 million for year ended
December 31, 2006, compared with $27.5 million for 2005. 2006 operating expenses include a credit of approximately $650 thousand related to a reduction in stock compensation expense, and 2005 operating expenses include an $800 thousand accelerated compensation expense, both related to employee departures. The increase in expenses from the prior year is primarily attributable to increased headcount, occupancy, recruitment and professional fee expense due the expansion of our business operations.

Financing costs, comprising distributions on preferred shares and interest expense, were $16.5 million for the year ended December 31, 2006, compared with
$6.5 million in the year earlier period. The increase in financing costs was primarily attributable to higher interest rates in 2006 and the full year's interest expense associated with the $125 million of notes issued by Primus
Financial Products in December 2005.

CREDIT SWAP PORTFOLIO- PRIMUS FINANCIAL*

Single Name Credit Swaps

At December 31, 2006, Primus Financial's portfolio of single name credit swaps sold totaled $15.3 billion, up 14% from $13.4 billion at December 31, 2005.
There were 560 reference entities in the portfolio at December 31, 2006 compared with 532 at December 31, 2005. The fourth quarter 2006 new transaction volume for single name credit swaps sold was $388 million, with a weighted average premium of 33 basis points, and an average original tenor of 5.1 years. The weighted average original premium on the $15.3 billion portfolio of single name credit swaps sold as of December 31, 2006 was 44 basis points. Of the $388 million new transaction volume for single name credit swaps sold, $5 million was attributable to credit swaps against sub-investment grade reference entities
(limited to the BB sector) at a weighted average premium of 88 basis points.

Tranches

Tranches sold at December 31, 2006 was $500 million with a weighted average premium of 88 basis points and an average rating of AA/Aa3, an increase of $450 million from the prior year. The fourth quarter 2006 new transaction volume for tranches sold was $200 million, with a weighted average premium of 59 basis points, an average original tenor of 7.2 years and an average rating of AA/Aa2.

Credit Swaps on Asset-backed Securities

During December 2006, we received rating agency approval to sell credit protection on asset-backed securities. At December 31, 2006, credit swaps on asset-backed securities totaled $15 million with a weighted average original premium of 59 basis points.

BALANCE SHEET

At December 31, 2006, total assets, on a GAAP basis, were $902.5 million, an increase of 34% from $673.1 million at December 31, 2005. At December 31, 2006, net shareholders' equity was $462.1 million, a 28% increase from $361.9 million at December 31, 2005. GAAP book value per basic share was $10.65 at December 31,
2006, relative to $8.38 at December 31, 2005. Economic book value per basic share was $8.92 at December 31, 2006, relative to $7.69 at December 31, 2005.

Total cash, cash equivalents and investments at December 31, 2006 were $803.9 million, of which $624.5 million resides at Primus Financial.

Net unrealized gains on Primus' credit and other swaps purchased and sold was
$70.4 million at December 31, 2006, up from $21.8 million at December 31, 2005.
The change was primarily due to declines in market credit swap premium levels, which resulted in a net increase in the value of the consolidated portfolio.

EARNINGS CONFERENCE CALL

Primus Guaranty will host a conference call Tuesday, February 6, 2007 at 11:00
AM (ET) with access available via Internet and telephone. To access the live conference call, dial (866) 831-6270 (toll-free domestic) or (617) 213-8858
(international). The access code is 34939329. Please call to register at least
10 minutes before the conference call begins. A replay of the call will be available for three weeks via telephone starting at approximately 1:00 PM (ET)
on Tuesday, February 6, 2007, and can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international). The access code is 61450389. The webcast will be live as well as archived for one quarter on Primus Guaranty's website: www.primusguaranty.com. To access the webcast, refer to the investor relations section of the website, and click on the webcast icon in the center of the page.

Supplemental financial information, including additional portfolio and historical data, will be available on Primus Guaranty, Ltd.'s website under
"Investor Relations-Webcasts" or by clicking on
http://phx.corporate-ir.net/phoenix.zhtml?c=179637&p=irol-presentations.

ABOUT PRIMUS GUARANTY

Primus Guaranty, Ltd., through one of its operating subsidiaries, Primus
Financial Products, LLC, offers protection against the risk of default on corporate, sovereign and asset-backed security obligations. Primus Financial assumes these risks through the sale of credit swaps to dealers and banks. As a swap counterparty, Primus Financial is rated Aaa by Moody's Investor Service,
Inc. and AAA by Standard & Poor's Rating Services. Another operating subsidiary of Primus Guaranty, Primus Asset Management, Inc., provides credit portfolio management services to Primus Financial, manages a collateralized loan obligation and three synthetic collateralized debt obligations for selected third parties and also manages PRS Trading Strategies, LLC.

Primus Guaranty, Ltd. is traded on the New York Stock Exchange under the symbol
PRS. Primus Guaranty is a Bermuda company, with the operations of its principal subsidiaries, Primus Financial Products, Primus Asset Management and PRS Trading
Strategies, headquartered in New York City.

SAFE HARBOR STATEMENT

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. For a discussion of the factors that could affect our actual results please refer to the risk factors identified from time to time in our SEC reports, including, but not limited to, our 10-K, as filed with the SEC.

* NOTE: Primus Financial revenues & portfolio details exclude the three credit swap transactions with its affiliate (4rd quarter 2006 and 2005 premiums = $86 thousand and $86 thousand; notional = $87 million in 4th quarter 2005), Primus
Re, as the effects of the results of operations are eliminated in the consolidation.

                                             PRIMUS GUARANTY, LTD.
                                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                    (in thousands except per share amounts)

                                                                              DECEMBER 31,       DECEMBER 31,
                                                                                  2006               2005
                                                                            -----------------   ---------------

                                                                               (unaudited)
ASSETS
Cash and cash equivalents...............................................    $         204,428   $        69,355
Available-for-sale securities...........................................              584,911           560,147
Trading account assets..................................................               14,537                --
Accrued interest receivable.............................................                6,374             5,127
Accrued premiums and receivables on credit and other swaps..............                4,022             3,461
Premiums receivable on financial guarantees.............................                   --               300
Unrealized gain on credit and other swaps, at fair value................               73,330            25,342
Fixed assets and software costs, net....................................                5,510             4,993
Debt issuance costs, net................................................                7,399             3,147
Other assets............................................................                1,957             1,210
                                                                            -----------------   ---------------
     Total assets.......................................................    $         902,468   $       673,082
                                                                            =================   ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses...................................    $           2,854   $         3,035
Accrued compensation....................................................                8,800             4,833
Interest payable........................................................                  625               404
Accrued premiums on credit and other swaps..............................                   44                --
Taxes payable...........................................................                    7                54
Unrealized loss on credit and other swaps, at fair value................                2,931             3,521
Trading account liabilities.............................................                1,002                --
Deferred credit swap premiums...........................................                   23                46
Deferred financial guarantee premiums...................................                   --               401
Deferred rent payable...................................................                  570               416
Long-term debt..........................................................              325,000           200,000
                                                                            -----------------   ---------------
     Total liabilities..................................................              341,856           212,710

Preferred securities of subsidiary......................................               98,521            98,521

STOCKHOLDERS' EQUITY
   Common stock, $0.08 par value, 62,500,000 shares authorized,
     43,380,893 and 43,176,511 shares issued and outstanding at
     December 31, 2006 and 2005.........................................                3,470             3,454
   Additional paid-in-capital...........................................              269,420           265,966
   Warrants.............................................................                  612               612
   Accumulated other comprehensive loss.................................               (2,375)           (4,254)
   Retained earnings ...................................................              190,964            96,073
                                                                            -----------------   ---------------
   Total stockholders' equity...........................................              462,091           361,851
                                                                            -----------------   ---------------
   Total liabilities, preferred securities of subsidiary and
     stockholders' equity...............................................    $         902,468   $       673,082
                                                                            =================   ===============

                                      PRIMUS GUARANTY, LTD.
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                             (in thousands except per share amounts)

                                                   THREE MONTHS ENDED            YEAR ENDED
                                                      DECEMBER 31,              DECEMBER 31,
                                                 ----------------------   ------------------------
                                                    2006        2005         2006          2005
                                                 ----------   ---------   -----------   ----------
                                                      (unaudited)               (unaudited)

REVENUES
Net credit swap revenue.......................   $   30,218   $   7,434   $   116,083   $   23,106
Premiums earned on financial guarantees.......          100         105           400          405
Asset management and advisory fees............          554          50         1,263          190
Interest income...............................        7,844       5,058        28,374       16,047
Other trading revenue.........................        1,257          --         1,770           --
Foreign currency revaluation gain (loss)......           30         (82)          (26)      (1,546)
                                                 ----------   ---------   -----------   ----------
Total net revenues............................       40,003      12,565       147,864       38,202
                                                 ----------   ---------   -----------   ----------

EXPENSES
Compensation and employee benefits............        5,995       3,796        21,512       15,935
Professional and legal fees...................        1,502       1,803         5,147        4,534
Depreciation and amortization.................          671         549         2,517        2,123
Technology and data...........................          881         380         2,427        1,630
Interest expense..............................        2,916       1,020        10,849        2,660
Other.........................................        1,164         903         4,796        3,326
                                                 ----------   ---------   -----------   ----------
Total expenses................................       13,129       8,451        47,248       30,208
Distributions on preferred securities of
   subsidiary.................................       (1,477)     (1,068)       (5,683)      (3,865)
                                                 ----------   ---------   -----------   ----------
Income before (provision) benefit for income         25,397       3,046        94,933        4,129
   taxes......................................
(Provision) benefit for income taxes..........           (1)         62           (42)         (46)
                                                 ----------   ---------   -----------   ----------
NET INCOME AVAILABLE TO COMMON SHARES.........   $   25,396   $   3,108   $    94,891   $    4,083
                                                 ==========   =========   ===========   ==========

Income per common share:
Basic.........................................   $     0.59   $    0.07   $      2.19   $     0.09
Diluted.......................................   $     0.57   $    0.07   $      2.13   $     0.09
Average common shares outstanding:
Basic.........................................       43,369      43,156        43,306       43,150
Diluted.......................................       44,475      44,223        44,472       44,645

PRIMUS GUARANTY, LTD.
REGULATION G DISCLOSURE
ECONOMIC RESULTS
DECEMBER 31, 2006

In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, the company believes it is appropriate to consider both its U.S. GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps. Therefore, the company evaluates what its Economic Results would have been if it excluded from revenue the amounts of any unrealized gains and losses on Primus Financial's* portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although it amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps purchased as investments. The company believes that by excluding quarterly fluctuations in the fair market value of the long-term portfolio of swaps sold, which variations have little or no effect on the company's operations, Economic Results provide a useful, and more meaningful, alternative view of long-term trends in profitability.

--------------------------------------------------------------------------------
ECONOMIC EARNINGS PER DILUTED SHARE
--------------------------------------------------------------------------------

(IN 000'S EXCEPT PER SHARE AMOUNTS)                            THREE MONTHS ENDED          YEAR ENDED
                                                                  DECEMBER 31,           DECEMBER 31,
                                                              --------------------    --------------------
                                                                2006        2005        2006        2005
                                                              --------    --------    --------    --------

GAAP NET INCOME                                               $ 25,396    $  3,108    $ 94,891    $  4,083
Adjustments:

Less: Change in unrealized fair value of credit swaps sold
(gain)losses                                                   (11,335)      7,631     (48,701)     26,639

Less: Realized gains from early termination of credit
swaps sold                                                      (1,377)       (300)     (2,002)     (1,090)

Add: Amortization of realized gains from the early
termination of credit swaps sold                                 1,824       1,756       7,098       6,783

----------------------------------------------------------------------------------------------------------
NET ECONOMIC RESULTS                                          $ 14,508    $ 12,195    $ 51,286    $ 36,415
----------------------------------------------------------------------------------------------------------

Economic earnings per diluted share                           $   0.33    $   0.28    $   1.15    $   0.82

Economic weighted average common shares outstanding-diluted     44,475      44,223      44,472      44,645

--------------------------------------------------------------------------------
ECONOMIC BOOK VALUE PER SHARE
--------------------------------------------------------------------------------

                                                               DECEMBER 31,     DECEMBER 31,
                                                                   2006            2005
                                                               ------------    -------------

GAAP SHAREHOLDERS' EQUITY                                      $    462,091    $     361,851
Adjustments:

Add: Accumulated other comprehensive (income) / loss                  2,375            4,254

Less: Unrealized fair value of credit swaps sold (gain)/loss        (70,522)         (21,821)

Less: Realized gains from early termination of credit
swaps sold                                                          (30,083)         (28,081)

Add: Amortized realized gains from the early termination
of credit swaps sold                                                 23,002           15,904

--------------------------------------------------------------------------------------------
ECONOMIC SHAREHOLDERS' EQUITY                                  $    386,863    $     332,107
--------------------------------------------------------------------------------------------

Economic book value per share-basic                            $       8.92    $        7.69

GAAP book value per share-basic                                $      10.65    $        8.38

Common shares outstanding-basic                                      43,381           43,177